UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
CUBIC ENERGY, INC.
(Name of Registrant As Specified In Its Charter)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules [14c-5(g) and 0-11].
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which for filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(6)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

CUBIC ENERGY, INC.

9870 PLANO ROAD

DALLAS, TEXAS 75238

TO BE EFFECTIVE ON FEBRUARY       , 2010

DATE FIRST MAILED TO STOCKHOLDERS: JANUARY       , 2010

To the Stockholders of Cubic Energy, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Cubic Energy, Inc., a Texas corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding shares of common stock of the Company (the “Consenting Stockholders”), by written consent dated November 20, 2009, pursuant to which the Company will issue shares of its common stock and convertible preferred stock to an entity controlled by the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (the “Issuance”).

The Consenting Stockholders also approved an amendment to the Company’s Certificate of Formation to increase the number of authorized shares of common stock from 100,000,000 to 120,000,000 (the “Charter Amendment”).

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Issuance and the Charter Amendment will not be completed until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company.  Notwithstanding such twenty (20) day period, the Issuance will not occur until the NYSE-Amex, LLC approves the Company’s additional listing application with respect to the shares of common stock and the common stock issuable upon conversion of the convertible preferred stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

BY ORDER OF THE BOARD OF DIRECTORS

Jon S. Ross
Secretary

CUBIC ENERGY, INC.

9870 Plano Road
Dallas, Texas 75238

INFORMATION STATEMENT

General

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Cubic Energy, Inc., a Texas corporation (the “Company”), is sending you this Information Statement solely for purposes of informing its stockholders of record as of November 20, 2009 (the “Record Date”), in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, of the actions taken by the holders of a majority of the issued and outstanding shares of common stock of the Company (the “Consenting Stockholders”) by written consent in lieu of a special meeting. The Record Date is the date on which the Company received such written consent of the Consenting Stockholders.  No action is requested or required on your part.

Summary of Actions Taken

To obtain additional capital for its non-operated well drilling costs, the Company has entered into certain transactions (the “Transactions”) with Tauren Exploration, Inc., a Texas corporation (“Tauren”), and Langtry Mineral & Development, LLC, a Texas limited liability company (“Langtry”), both of which entities are controlled by Calvin A. Wallen III, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”).  Pursuant to the Transactions, the Company has acquired $30,952,810 in pre-paid drilling credits (the “Drilling Credits”) applicable toward the development of its Haynesville Shale rights in Northwest Louisiana.

Cubic will use the Drilling Credits to fund $30,952,810 of its share of the drilling and completion costs for those horizontal Haynesville Shale wells drilled in sections previously operated by an affiliate of the Company, which are now operated by a third party.  In conjunction with the approval of the authority for expenditure (or “AFE”) with respect to the drilling of each such well, the operator will apply the Company’s share of the drilling and completion costs to the outstanding balance of the Drilling Credits, with the result that the Company’s share of the drilling costs will be fully paid and satisfied, on a dollar for dollar basis, out of the Drilling Credits.  The operator is required to propose and drill only Haynesville Shale wells on its operated acreage until the Drilling Credits have been fully utilized.  As a result of its receipt of the Drilling Credits, the Company will be able to participate in future Haynesville Shale wells without being required to fund its share of expenditures through the utilization of cash or other liquid assets, other than the reduction of the Drilling Credits.

As consideration for the Drilling Credits, the Company has (i) conveyed to Tauren a net overriding royalty interest of approximately 2% in its leasehold rights below the Taylor Sand formation of the Cotton Valley and (ii) agreed to issue $20,700,000 of its equity to Langtry, comprised of 10,350,000 shares of its common stock (“Common Stock”) and 103,500 shares of its preferred stock, which will be convertible into Common Stock at $1.20 per common share (“Convertible Preferred Stock”).

As described more fully below, the rules of NYSE-Amex, LLC (“NYSE-Amex”) require the Company to obtain prior approval of the Company’s stockholders of the issuance of the Common Stock and Convertible Preferred Stock to Langtry (the “Issuance”). By written consent dated November 20, 2009, the Consenting Stockholders approved (i) the Issuance and (ii) an amendment of the Company’s Certificate of Formation to increase the number of authorized shares of Common Stock from 100,000,000 to 120,000,000 (the “Charter Amendment”).  Before the Company issues the Common Stock and the Convertible Preferred Stock to Langtry, NYSE-Amex must approve the Company’s additional listing application with respect to the Common Stock to be issued, as well as the Common Stock issuable upon conversion of the Convertible Preferred Stock.

This Information Statement is being mailed on or about January       , 2010 to the Company’s stockholders of record as of the Record Date. Pursuant to Rule 14c-2 of the Exchange Act, the Issuance and the Charter Amendment, as approved by the written consent of the Consenting Stockholders, will not be effective until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company.  Notwithstanding such twenty (20) day period, the Issuance will not occur until NYSE-Amex approves the Company’s additional listing application.

NYSE-Amex Rules

The Common Stock is listed on NYSE-Amex, and as a result, the Company must comply with the rules of that exchange.  Section 712 of the Company Guide of NYSE-Amex (the “Company Guide”) requires that the Company obtain the prior consent of its stockholders before NYSE-Amex will approve the Company’s application to list the additional shares, because Langtry is an affiliate of the Company.  Likewise, the Company must obtain stockholder approval pursuant to Section 713 of the Common Guide, because the Common Stock to be issued (including those issuable upon conversion of the Convertible Preferred Stock) will, in the aggregate, be in excess of 20% of the outstanding Common Stock before the Issuance, and the price at which the shares will be issued is less than the greater of book or market value of the stock.

The Company has obtained the written consent of the Consenting Stockholders in satisfaction of Section 712 and Section 713 of the Common Guide and, as a result, will be permitted to proceed with the Issuance pending approval by NYSE-Amex of the Company’s additional listing application.  Because Rule 14c-2 of the Exchange Act requires that actions approved by written consent cannot be taken until at least twenty (20) calendar days after the mailing of this Information Statement to the stockholders of the Company, the Issuance will take place after such time, and in any event, after approval of the Company’s listing application.

No Dissenter’s Rights

Under Texas law, holders of the Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Issuance or the Charter Amendment.

Voting Securities

The Company is not seeking consent, authorization or proxies from you.  Under Texas law and the Certificate of Formation of the Company, the Issuance and the Charter Amendment may be effected without a meeting of stockholders by the written consent of stockholders holding voting rights equivalent to a majority of the voting power of all of the Company’s capital stock.

On the Record Date, the Company had 64,674,565 shares of Common Stock, par value $0.05 per share, outstanding, and the Consenting Stockholders owned, in the aggregate, 36,684,586 shares of Common Stock representing approximately 56.72% of the Company’s voting power, in the aggregate.  Each share of Common Stock entitles the holder thereof to one vote on any matter submitted to a vote of stockholders.  Accordingly, the written consent delivered by the Consenting Stockholders to the Company is sufficient to approve the Issuance and the Charter Amendment, and no further stockholder action is required.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of Common Stock beneficially owned, as of December 31, 2009 by (i) each person known to the Company to beneficially own more than 5% of the Common Stock (the only class of voting securities now outstanding), (ii) each director and named executive officer of the Company and (iii) all directors and executive officers of the Company as a group.  Unless otherwise indicated, the Company considers all shares of the Common Stock that can be issued under convertible securities or warrants currently or within 60 days of December 31, 2009 to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 64,674,565 and the number of shares that owner has the right to acquire within 60 days.

Name and Address	Number of Shares		Approximate Percent of Class(1)

5% Stockholders

Wells Fargo Energy Capital, Inc. 1000 Louisiana, 9th Floor Houston, TX 77002	12,544,899	(2)	16.2%

Steven S. Bruggeman 5609 St. Albans Circle Shoreview, MN 55126	4,195,705	(3)	6.4%

Name and Address	Number of Shares		Approximate Percent of Class(1)

George Karfunkel 9870 Plano Road Dallas, TX 75238	3,375,000		5.2%

Named Executive Officers and Directors

Calvin A. Wallen, III 9870 Plano Road Dallas, TX 75238	9,600,312	(4)	14.8%

William L. Bruggeman, Jr. 20 Anemone Circle North Oaks, MN 55127	18,119,797	(5)	27.8%

Bob L. Clements 9870 Plano Road Dallas, TX 75238	892,527	(6)	1.4%

Gene C. Howard 2402 East 29th Street Tulsa, OK 74114	715,180	(7)	1.1%

Jon S. Ross 9870 Plano Road Dallas, TX 75238	433,000	(8)	*

Herbert A. Bayer 9870 Plano Road Dallas, TX 75238	425,287	(9)	*

Phyllis K. Harding 1681 94th Lane N.E. Minneapolis, MN 55449	816,463		1.3%

Larry G. Badgley 9870 Plano Road Dallas, TX 75238	—		*

All officers and directors as a group (8 persons)	31,002,566		47.4%

*Denotes less than one percent

(1)                                  Based on a total of 64,674,565shares of Common Stock issued and outstanding on December 31, 2009.

(2)                                  Includes warrants to purchase 7,500,000 shares and a promissory note convertible into 5,044,899 shares.

(3)                                  Includes 901,955 shares held jointly by Steven S. Bruggeman and Jacqueline Bruggeman as joint tenants with rights of survivorship; 65,250 shares held by Mr. Bruggeman’s spouse, of which Mr. Bruggeman disclaims beneficial ownership and, 2,228,500 shares and warrants to purchase 1,000,000 shares individually held by Steven S. Bruggeman.

(4)                                  Includes 9,620,312 shares and warrants to purchase 50,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen; 500,000 shares held by spouse; and, 430,000 shares held by minor children.

(5)                                  Includes 4,138 and 10,262 shares conveyed to Diversified Dynamics Corporation, a company controlled by Mr. Bruggeman, from Mr. Wallen as part of a quarterly interest payment; 2,034,000 shares and warrants to purchase 600,000 shares held by Diversified Dynamics Corporation; 304,000 shares owned by Mr. Bruggeman; 120,000 shares owned by Consumer Products Corp., in which Mr. Bruggeman’s spouse, Ruth, is a joint owner; and 15,047,397 shares owned by Mr. and Mrs. Bruggeman, as joint tenants with rights of survivorship.

(6)                                  Includes 109,527 shares held with spouse as joint tenants with rights of survivorship; and, warrants to purchase 50,000 shares.

(7)                                  Includes 322,245 shares are held by Mr. Howard’s spouse, Belva, of which Mr. Howard disclaims beneficial ownership.

(8)                                  Includes 6,000 shares held by minor children.

(9)                                  Includes 390,287 shares held with spouse as joint tenants with rights of survivorship.

Authorization and Issuance of Shares

Pursuant to the Issuance, the Company will issue and sell to Langtry 10,350,000 shares of Common Stock, par value $0.05 per share, at a purchase price of $1.00 per share, and 103,500 shares of Convertible Preferred Stock, par value $0.01 per share, at a purchase price of $100.00 per share.  Under the documents effecting the Transactions, Langtry may request that the Company file with the Securities and Exchange Commission (the “Commission”) a registration statement to permit the registered resale of shares of Common Stock, including those issuable upon conversion of the Convertible Preferred Stock, held by Langtry.

The Common Stock being issued to Langtry, or which is issuable upon conversion of the Convertible Preferred Stock, will have the same rights as currently outstanding Common Stock.  Each holder of our Common Stock is entitled to one vote for each share of Common Stock held of record by such holder.  Holders of our Common Stock, voting as a single class, are entitled to elect all of the directors of the Company.  Matters submitted for stockholder approval generally require a majority vote.  Holders of our Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, holders of our Common Stock would be entitled to share ratably in our net assets, subject to any preference in favor of any series of preferred stock, including the Convertible Preferred Stock.  Holders of our Common Stock have no preemptive, redemption, conversion or other subscription rights.

Holders of Convertible Preferred Stock will be entitled to receive, from funds legally available for the declaration of dividends, cumulative dividends equal to eight percent (8%) per share per annum, payable quarterly, based upon the original issue price.  The Convertible Preferred Stock is convertible at the option of the holder into shares of Common Stock at $1.20 per share, and is convertible by the Company prior to the transfer of all or substantially all of its assets or a merger or upon expiration of five (5) years from the date of Issuance.  At any time after the Issuance, the Company may redeem the Convertible Preferred Stock at a 20% premium over its original issue price, plus an amount equal to all accrued and unpaid dividends thereon.  Holders of Convertible Preferred Stock are entitled to preference over holders of Common Stock with respect to distributions of the Company’s assets in the event of liquidation, dissolution or winding up of the Company.  Holders of the Convertible Preferred Stock have no sinking fund, preemptive or other subscription rights.  Generally, holders of the Preferred Stock are not entitled to vote on any matters submitted to the Company’s stockholders, except with respect to any change to the designations, limitations or relative rights of the Convertible Preferred Stock.

However, holders of sixty percent (60%) of the Convertible Preferred Stock then outstanding must approve the creation of any new class of shares having preferences upon a liquidation, dissolution or winding up of the affairs of the Company that are equal to or superior to the Convertible Preferred Stock.  A copy of the Certificate of Designation Establishing Series of Preferred Stock with respect to the Convertible Preferred Stock is attached hereto as Exhibit A.  The Certificate of Designation sets forth in detail the rights pertaining to the Convertible Preferred Stock.  The foregoing summary is qualified in its entirety by the more detailed description contained in the Certificate of Designation.

The Board has the power, without further vote of stockholders, to authorize the issuance of up to 10,000,000 shares of preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of our preferred stock.  This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares.  Our preferred stock may be divided into such number of series as the Board determines.  There are no shares of our preferred stock currently outstanding, and the Board has no current plans to issue any shares of preferred stock, other than the Convertible Preferred Stock.

Given the nature of the Issuance, the shares of Common Stock and Convertible Preferred Stock that Langtry will receive will not be issued pursuant to a public offering for cash.  As a result of the Issuance, the percentage of ownership of Common Stock held by the existing stockholders will be diluted by the amount of the Common Stock being issued and upon conversion, if any, of the Convertible Preferred Stock, and the holders of Common Stock will be subject to a liquidation preference in favor of the holders of Convertible Preferred Stock.

Financial Statements, MD&A and Market Risk

The information under the headings (i) Financial Statements and Supplementary Data, (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations and (iii) Quantitative and Qualitative Disclosures About Market Risk previously filed by the Company in its (y) Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Commission on September 28, 2009, and (z) Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 16, 2009, are incorporated herein by reference.

Amendment of Charter

The Consenting Stockholders approved the Charter Amendment to increase the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 120,000,000 shares.

The Company anticipates that the Charter Amendment will become effective upon the expiration of twenty (20) calendar days after the date of the Company’s mailing of this Information Statement to its stockholders. Upon the effective date of the Charter Amendment, and prior to the Issuance, the Company expects to have approximately 33,618,000 shares of Common Stock authorized and available for future issuance. The additional shares of Common Stock to be authorized for issuance upon the adoption of the Charter Amendment would possess rights identical to currently authorized Common Stock.  The Company has no current plans, proposals or arrangements, written or otherwise, to issue any of such additional authorized shares of Common Stock.  However, the Company may, at any time, determine to issue additional shares of Common Stock, with the proceeds of any such issuance to be used for repayment of debt, acquisitions, working capital, or other purpose determined by the Company.

Interests of Certain Persons

Calvin A. Wallen, III controls, directly or indirectly, 100% of Tauren and 100% of Langtry, and as noted above, is the Company’s President, Chief Executive Officer and Chairman of the Board.  Following the issuance of the Common Stock and the Convertible Preferred Stock to Langtry, assuming the conversion of all shares of Convertible Preferred Stock on such date, Mr. Wallen would be deemed to beneficially own 28,575,312 shares of Common Stock.  Assuming the number of shares of Common Stock issued and outstanding at that time equals the number issued and outstanding as of December 31, 2009, Mr. Wallen would be deemed to own approximately 34.2% of the Company’s Common Stock, calculated as described above under “Security Ownership of Certain Beneficial Owners and Management.”

It is the Company’s policy that any transactions between it and related parties be on terms no less favorable than could be obtained from unaffiliated third parties and approved by a majority of the disinterested members of the Board.  In line with this policy, the Board established a special committee (“Special Committee”) to analyze the Transactions.  The Special Committee, after considering, among other things, the lack of available alternatives to the Company, approved the Transactions and found that the Transactions meet the standards of fairness to the disinterested shareholders and the Company.

The Drilling Credits transferred to the Company as a result of the Transactions were issued as partial consideration for the transfer by Langtry and Tauren of mineral interests owned by them.  The purchaser of the transferred mineral interests, who will serve as the “operator” with respect to the drilling of wells on such properties, agreed to pay Langtry and/or Tauren a certain dollar amount per net mineral acre transferred.  The purchaser of the mineral interests is not affiliated with Langtry, Tauren or Mr. Wallen.  Langtry and Tauren arranged for a portion of the purchase price to be in the form of a prepaid credit that can be used to fund the drilling and completion costs to be incurred by the Company, as a non-operating working interest holder in such transferred mineral interests.  Had Langtry and Tauren not arranged for the Company to receive the Drilling Credits, the operator would have been required to pay to Langtry and/or Tauren amounts, payable in cash, on a dollar for dollar basis, as drilling and completion costs are incurred.

Except as described herein with respect to Mr. Wallen, no director, executive officer, associate of any director, executive officer, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Issuance or the Charter Amendment which is not shared by all other stockholders.

Stockholders Sharing an Address

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at: Cubic Energy, Inc., Attention: Investor Relations, 9870 Plano Road, Dallas, Texas 75238, or by calling (214) 686-0369. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one Information Statement, such stockholders can notify the Company of such request at the address or phone number set forth above.

Incorporation by Reference

The Commission allows the Company to “incorporate by reference” information into this Information Statement, which means that the Company can disclose important information by referring to another document or report filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement.  The portions of the following documents referenced above under the caption “Financial Statements, MD&A and Market Risk,” previously filed with the Commission by the Company are incorporated by reference into this Information Statement:

•                  Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Commission on September 28, 2009 (the “Annual Report”); and

•                  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 16, 2009 (the “Quarterly Report”).

Any statement incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.  The Annual Report and Quarterly Report of the Company, portions of which are incorporated by reference into this Information Statement, are being delivered to the Company’s stockholders along with this Information Statement.

* * * * * * * * * * * * * * *

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Information Statement to be provided as of the date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Jon S. Ross
Secretary

Exhibit A

CERTIFICATE OF DESIGNATION

ESTABLISHING SERIES OF PREFERRED STOCK

OF

CUBIC ENERGY, INC.

Pursuant to the provisions of Section 21.155 of the Texas Business Organizations Code, Cubic Energy, Inc., a Texas corporation (the “Corporation”), does hereby certify that the following resolution was adopted and approved by the Board of Directors of the Corporation as of November 20, 2009 for the purpose of establishing and designating a series of preferred stock and fixing and determining the rights and preferences thereof:

“RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation, and in accordance with the provisions of its Certificate of Formation, as amended, a series of preferred stock (“Preferred Stock”), with a par value of $0.01 per share, of the Corporation be and hereby is established and given the distinctive designation of Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”). Such Series consists of one hundred sixty-five thousand (165,000) shares with the following relative rights and preferences:

1.             Dividends. Beginning on the date of issuance, holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, from funds legally available for the declaration of dividends, cumulative dividends equal to eight percent (8%) per share per annum, multiplied by $100.00, which is the original issue price per share of the Series A Convertible Preferred Stock (the “Stated Value”).  Accrued dividends with respect to each share of Series A Convertible Preferred Stock shall accrue and become payable, in cash or in shares of Series A Convertible Preferred Stock (valued at the Stated Value), at the Corporation’s option, quarterly on January 1, April 1, July 1 and October 1 of each year during which shares of Series A Convertible Preferred Stock are outstanding, or the first business day after any of the foregoing dates if such date falls on a Saturday, Sunday or a day on which the Federal Reserve Bank of Dallas, Texas, is permitted or required to be closed.  During such time as any Series A Convertible Preferred Stock is outstanding, the Corporation shall not declare or pay any dividend on shares of the Corporation’s Common Stock (“Common Stock”) unless the holders of the then outstanding shares of Series A Convertible Preferred Stock shall have received all accrued dividends as contemplated in this paragraph prior to the declaration and payment of a dividend on the Common Stock.  Accumulations on dividends on the Series A Convertible Preferred Stock shall not bear interest.  No cash or property dividends shall be paid on shares of Series A Convertible Preferred Stock except as expressly permitted by this paragraph.

2.             Preference on Liquidation, Dissolution or Winding Up.

(a)           Definition.  A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as a “liquidation, dissolution or winding up of the affairs of the Corporation” within the meaning of this Section 2.

(b)           Preference.  At the conclusion of any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series A Convertible Preferred Stock shall be entitled to receive cash for each share of Series A Convertible Preferred Stock in an amount equal to the Stated Value, together with all accrued and unpaid dividends on each such share of Series A Convertible Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of the outstanding Common Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor.  If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of the Stated Value per share, plus such accrued and unpaid dividends, the assets of the Corporation shall be distributed to the holders of the Series A Convertible Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled.  If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series A Convertible Preferred Stock, the remainder of the assets of the Corporation, if any, after the distributions as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares.

3.             Optional Redemption.  The Corporation shall have the right at any time after the issuance of any Series A Convertible Preferred Stock to redeem from the holders thereof, at a redemption price (the “Redemption Price”) of $120.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Date”), any or all of the shares of Series A Convertible Preferred Stock then outstanding.  Not less than twenty (20) nor more than sixty (60) days prior to the date fixed for redemption of the Series A Convertible Preferred Stock, notice of such redemption shall be given, either personally or by mail, to each holder of Series A Convertible Preferred Stock.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the addressee receives the notice.  In no event shall the failure to mail notice, or any defect therein or in the mailing thereof, to any one or more holders of the Series A Convertible Preferred Stock affect the validity of notice duly given to any other holder thereof.  After the giving of any notice of redemption, and prior to the close of business on the tenth day prior to the Redemption Date, the holders of Series A Convertible Preferred Stock may convert the shares called for redemption in accordance with the conversion rights set forth in Section 4 hereof.  In the event that the Corporation at any particular time proposes to redeem fewer than all of the then outstanding shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock to be redeemed shall be selected in such manner that the number of shares of Series A Convertible Preferred Stock (to the nearest full share) to be redeemed from each holder of Series A Convertible Preferred Stock will bear the same proportional relationship to all shares of Series A Convertible Preferred Stock held by such holder as the aggregate number of shares to be redeemed bears to all the shares of Series A Convertible Preferred Stock then outstanding. On and after the date fixed in such notice as the date of redemption, all rights of the holders of shares of Series A Convertible Preferred Stock so called for redemption as shareholders of the Corporation, except the right to receive the Redemption Price without interest, shall cease and terminate.  The shares so called for redemption shall no longer be deemed outstanding.  At its election, the Corporation may pay in regular course any dividends included in the Redemption Price to the holders of record on the record date fixed for the determination of holders entitled to receive such dividends (in which event, anything herein to the contrary notwithstanding, the Corporation shall not pay such dividends as part of the Redemption Price), or it may pay such dividends as a part of the Redemption Price.  On or before the Redemption Date fixed as aforesaid, the respective holders of record of the Series A Convertible Preferred Stock to be redeemed shall deliver to the Corporation the certificates for the shares to be redeemed.  Such certificates, if required, shall be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.  If any holder of Series A Convertible Preferred Stock shall fail to tender his/her shares of Series A Convertible Preferred Stock as provided above, the Corporation shall have the right to cancel said shares upon its books and pay to such shareholder the Redemption Price for such shares. Any such cancelled shares shall for all purposes be considered to have been redeemed as provided herein.

4.             Conversion.

(a)           Optional Conversion.  Subject to and upon compliance with the provisions of this Section 4(a), each holder of shares of Series A Convertible Preferred Stock shall have the right at such holder’s option, at any time prior to the close of business on the tenth day prior to the date fixed for redemption of such shares pursuant to Section 3 hereof, to convert all or any portion of such holder’s shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock.

(i)            Conversion Price.  Each share of Series A Convertible Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing the aggregate Stated Value of the shares of Series A Convertible Preferred Stock to be converted, plus accrued and unpaid dividends, by the Conversion Price (as defined below) for the Series A Convertible Preferred Stock in effect on the date of such conversion.  The “Conversion Price” shall be $1.20, subject to appropriate adjustment to equitably adjust for any stock splits, combinations and reclassifications of the Common Stock from the issuance of the Series A Convertible Preferred Stock to the date of conversion.

(ii)           Mechanics of Optional Conversion.  The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion right specified in this Section 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby. Conversion shall be deemed to have been effected on the date when notice of an election to convert and certificates for the shares to be converted are delivered (the “Stock Conversion Date”). As promptly as practicable thereafter the Corporation shall issue and deliver to such holders a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled.  The person in whose name the certificate or certificates of Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Stock Conversion Date.

(iii)          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Convertible Preferred Stock.  Instead of any fractional shares of Common Stock, which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the number of full shares of Common Stock issuable upon conversion thereof shall be rounded down to the closest whole number of shares.

(b)           Required Conversion.  At any time immediately prior to the Corporation transferring all or substantially all of its assets or merging with or into another entity, or upon the expiration of five (5) years from the date of issuance of the Series A Convertible Preferred Stock, the Corporation may, at its option, cause all of the then outstanding shares of Series A Convertible Preferred Stock to convert into Common Stock on the terms set forth in Section 4(a) hereof by delivering notice of such conversion to the holders of Series A Convertible Preferred Stock upon delivery to the Corporation of certificates representing such shares of Series A Convertible Preferred Stock.  The Corporation shall request that each holder of Series A Convertible Preferred Stock deliver the stock certificates representing such Series A Convertible Preferred Stock in exchange for a stock certificate representing the Common Stock receivable upon conversion of the Series A Convertible Preferred Stock, but if the stock certificate representing the Series A Convertible Preferred Stock is not returned to the Corporation, it shall thereafter represent only the Common Stock into which the Series A Convertible Preferred Stock converted.

5.             Voting Rights. Subject to the provisions of Section 6 hereof, the holders of Series A Convertible Preferred Stock shall not be entitled to vote on any matters on which shareholders of the Corporation are entitled to vote, either together with the holders of any class of shares of the Corporation as one class or as a separate class, except to the extent required by law and except for any change to the designations, limitations or relative rights of the shares of the Series A Convertible Preferred Stock.

6.             New Classes of Shares.  In the event that the Corporation desires to create a new class of shares having preferences upon a liquidation, dissolution or winding up of the affairs of the Corporation equal to or superior to the Series A Convertible Preferred Stock, the Corporation must first obtain the consent of the holders of sixty percent (60%) of the Series A Convertible Preferred Stock then outstanding.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation as of this           day of                           , 2010.

CUBIC ENERGY, INC.

By:
Jon Ross, Secretary